EX-99.j
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 22, 2010, relating to the financial statements and financial highlights which appear in the July 31, 2010 Annual Report to Shareholders of Delaware High-Yield Opportunities Fund, Delaware Corporate Bond Fund, Delaware Extended Duration Bond Fund, Delaware Core Bond Fund and Delaware Diversified Floating Rate Fund (constituting Delaware Group Income Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Financial Statements" in such Registration Statement.

Philadelphia, Pennsylvania
November 24, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses (Delaware Corporate Bond Fund, Delaware Extended Duration Bond Fund, Delaware High-Yield Opportunities Fund and Delaware Core Bond Fund) and “Financial Statements” in the Statement of Additional Information in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 80 to File No. 002-37707; Amendment No. 80 to File No. 811-02071) of Delaware Group Income Funds, and the caption “Other Information” in the July 31, 2010 Annual Reports of Delaware Corporate Bond Fund, Delaware Extended Duration Bond Fund, Delaware High-Yield Opportunities Fund, Delaware Core Bond Fund and Delaware Diversified Floating Rate Fund incorporated by reference in this Registration Statement.

/s/ERNST & YOUNG LLP

Philadelphia, Pennsylvania
November 29, 2010